Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hercules Capital, Inc. of our report dated February 12, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Hercules Capital, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 26, 2026

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